UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2015, Medbox, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, convertible debentures (the “Debentures”) in the aggregate principal amount of $1,500,000, in three tranches.

The initial closing of Debentures in the aggregate principal amount of $400,000 occurred on August 24, 2015.

On September 18, 2015, the Company and the Investor entered into a first supplemental agreement (the “Supplemental Agreement”) providing for the sale by the Company and the purchase by the Investor of two additional $100,000 tranches of Debentures each of which have previously closed. Pursuant to the Supplemental Agreement, the third closing of $700,000 (the “Third Closing”) was to take place within two (2) days of the effective date (the “Effective Date”) of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 16, 2015.

On November 16, 2015, the Company and the Investor entered into a second supplemental agreement (the “Second Supplemental Agreement”), providing for the Third Closing be amended to occur in five tranches, with four tranches of $125,000 of Debentures to close on each of November 16, 23, 30 and December 7 and a fifth closing of $200,000 of Debentures to close within two (2) days of the Effective Date.

The foregoing description of the Second Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Supplemental Agreement, dated November 16, 2015 between the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: November 17, 2015	By:	/s/ C. Douglas Mitchell
		Name:	C. Douglas Mitchell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Supplemental Agreement, dated November 16, 2015 between the Company and the Investor